                                                                    EXHIBIT 99.1

News Release                                  [CCA LOGO]
                                              CORRECTIONS CORPORATION OF AMERICA

Contact: Karin Demler: (615) 263-3005

                       CORRECTIONS CORPORATION OF AMERICA
                ANNOUNCES 2005 SECOND QUARTER FINANCIAL RESULTS

NASHVILLE, TENN. - AUGUST 4, 2005 - CORRECTIONS CORPORATION OF AMERICA (NYSE:
CXW) (the "Company") today announced its financial results for the three- and six-month periods ended June 30, 2005.

FINANCIAL REVIEW

SECOND QUARTER OF 2005 COMPARED WITH SECOND QUARTER OF 2004

For the three months ended June 30, 2005, the Company reported net income available to common stockholders of $14.9 million, or $0.37 per diluted share, compared with net income available to common stockholders of $14.8 million, or $0.38 per diluted share, for the same period in 2004.

Operating income for the second quarter of 2005 was $38.9 million compared with $44.0 million for the second quarter of 2004. EBITDA adjusted for special items ("Adjusted EBITDA") for the three months ended June 30, 2005 was $53.5 million, compared with $57.0 million for the same period in 2004. The decline in operating income for the three months ended June 30, 2005, was substantially the result of a reduction in inmate populations at a number of the Company's facilities, as further described below, as well as increases in general and administrative expenses and depreciation and amortization.

Adjusted Free Cash Flow increased $1.6 million to $27.4 million during the three months ended June 30, 2005, compared with $25.8 million generated during the same period in 2004, primarily due to a decrease in necessary facility maintenance capital expenditures.

FIRST SIX MONTHS OF 2005 COMPARED WITH FIRST SIX MONTHS OF 2004

For the six months ended June 30, 2005, the Company generated net income available to common stockholders of $5.9 million, or $0.15 per diluted share, compared with $29.1 million, or $0.74 per diluted share, for the six months ended June 30, 2004. Financial results for the first six months of 2005 included a pre-tax charge of $35.3 million for the refinancing transactions completed during the first and second quarters of 2005. Earnings per diluted share excluding this special charge amounted to $0.72 per diluted share.

Operating income for the first six months of 2005 decreased to $77.5 million compared with $86.7 million for the first six months of 2004. Adjusted EBITDA also decreased for the six months ended June 30, 2005, to $106.4 million compared with $112.5 million during the same period in 2004. The financial results for the six months ended June 30, 2005, were impacted by essentially the same factors that impacted the second quarter results.

Adjusted Free Cash Flow decreased during the first six months of 2005 to $43.1 million compared with $52.8 million during the first six months of 2004. The decrease in Adjusted Free Cash Flow for the first six

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

                                     -more-

                                                 CCA 2005 Second Quarter Results
                                                                          Page 2

months of 2005 was primarily the result of the repayment of $15.0 million in taxes associated with excess refunds received by the Company in 2002 and 2003, as described in the Company's fourth quarter 2004 earnings release. Excluding these tax payments, Adjusted Free Cash Flow increased 10%, or $5.3 million.

Earnings Per Diluted Share Excluding Special Charges, Adjusted EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP financial measures.

OPERATIONS HIGHLIGHTS

For the three months ended June 30, 2005 and 2004, key operating statistics for the continuing operations of the Company were as follows:

                                               THREE MONTHS ENDED JUNE 30,
                                             -------------------------------
               Metric                            2005              2004
                                             -------------     -------------
Average Available Beds                              70,542            65,770
Average Compensated Occupancy                         90.1%             95.9%
Total Compensated Man-Days                       5,783,994         5,736,886

Revenue per Compensated Man-Day              $       50.26     $       49.15
Operating Expense per Compensated Man-Day:
   Fixed                                             28.89             27.62
   Variable                                           9.57              9.20
                                             -------------     -------------
   Total                                             38.46             36.82
                                             -------------     -------------

Operating Margin per Compensated Man-Day     $       11.80     $       12.33
                                             =============     =============

Operating Margin                                      23.5%             25.1%

Operating margins decreased from 25.1% in 2004 to 23.5% in 2005. The decrease in margins from the prior-year period was substantially the result of the aforementioned reduction in inmate populations at a number of the Company's facilities, including the San Diego Correctional Facility, Otter Creek Correctional Center, Bay County Jail and Metro-Davidson County Detention Facility.

Total revenue for the second quarter of 2005 increased to $295.8 million from $287.4 million during the second quarter of 2004, as total compensated man-days increased slightly from 5.7 million to 5.8 million compensated man-days and revenue per compensated man-day increased 2.3% to $50.26 from $49.15. The increase in compensated man-days was primarily driven by an increase in populations at several facilities that were expanded during 2004. Despite the increase in compensated man-days, average compensated occupancy for the second quarter of 2005 decreased to 90.1% from 95.9% in the second quarter of 2004. A significant factor affecting the decline in occupancy was an increase in the previously reported design capacities of a number of facilities based on the nature of the customer utilizing the facilities. These reconfigurations are typically completed with minimal capital outlays. Excluding these changes in design capacity, average compensated occupancy for the three months ended June 30, 2005, would have been 93.2%.

Fixed expenses for the three months ended June 30, 2005 increased to $28.89 per compensated man-day compared with $27.62 per compensated man-day during the same period in 2004. The increase in fixed expenses per compensated man-day was primarily the result of an increase in salaries and benefits of $1.04 per compensated man-day, as well as an increase in utilities of $0.12 per compensated man-day resulting

                                     -more-

                                                 CCA 2005 Second Quarter Results
                                                                          Page 3

from increasing energy costs. Contributing to the increase in salaries and benefits per compensated man- day were expenses related to higher staffing levels at the Northeast Ohio facility in anticipation of a new management contract with the Federal Bureau of Prisons (BOP), which commenced June 1, 2005, as well as costs associated with the winding down of the Indiana contract at the Company's Otter Creek facility in Kentucky.

Variable expenses for the second quarter of 2005 increased to $9.57 per compensated man-day compared with $9.20 per compensated man-day during the second quarter of 2004. The increase in variable expenses resulted primarily from an increase in inmate medical expenses associated with an increase in the amount of offsite medical care being provided to inmates compounded by the overall inflationary environment for health care costs. The increase in the level of inmate medical care was caused, in part, by an increase in assumed medical responsibilities in exchange for per diem increases at certain facilities. Variable expenses were also negatively impacted by an increase in travel and other variable expenses incurred in connection with the new management contract at our Northeast Ohio facility. These increases were partially offset by a reduction in legal expenses resulting from the successful settlement of a number of outstanding legal matters.

CAPITAL STRUCTURE

As indicated in last quarter's earnings release, during the first quarter the Company completed a refinancing, which included the sale and issuance of $375.0 million aggregate principal amount of 6.25% senior notes due 2013, the net proceeds of which, along with cash on hand, were used to purchase all of the Company's existing $250.0 million 9.875% senior notes. This refinancing, in addition to a number of other financing transactions undertaken by the Company in the past year, led to a reduction in interest expense of $1.8 million, and a reduction in preferred dividend distributions of $0.6 million in the second quarter of 2005 compared with the second quarter of 2004. With the completion of these transactions, the Company has lowered its overall weighted average interest rate to approximately 7%, with approximately 84% of the Company's outstanding debt obligations carrying fixed rates.

BUSINESS DEVELOPMENT UPDATE

Effective July 1, 2005, the Bureau of Immigration and Customs Enforcement (ICE) awarded the Company contracts for the continued management of the 300-bed Elizabeth Detention Center located in Elizabeth, New Jersey and the Company's 1,216-bed San Diego Correctional Facility located in San Diego, California. Both contracts have a three-year base term with five (5) three-year renewal options.

In addition, effective July 1, 2005, the Florida Department of Management Services (DMS) awarded the Company contract extensions for three medium-security correctional facilities the Company manages on behalf of the state of Florida. The Company will continue management operations of the 750-bed Bay Correctional Facility in Panama City, Florida; the 1,036-bed Gadsden Correctional Institution in Quincy, Florida; and the recently expanded 893-bed Lake City Correctional Facility in Lake City, Florida. The management contracts at Bay Correctional Facility and Gadsden Correctional Institution were renewed for a period of two years. The management contract at the Lake City Correctional Facility was renewed for a one-year term.

On July 15, 2005, the Company announced that it entered into a new agreement with the Kentucky Department of Corrections to house up to 400 female inmates at the Company's 656-bed Otter Creek Correctional Center in Wheelwright, Kentucky. The Company previously housed inmates from the state of Indiana at this facility until May 2005, when the inmate populations were returned to the state. The Company expects to begin receiving inmates at the facility on or before September 1, 2005. The terms of the contract include an initial two-year period, with four (4) two-year renewal options.

                                     -more-

                                                 CCA 2005 Second Quarter Results
                                                                          Page 4

On July 15, 2005 the Company also announced its intention to cease operations at its T. Don Hutto Correctional Center located in Taylor, Texas, effective early September 2005. The decision was based on the Company's assessment of near-term customer demand, primarily the United States Marshals Service (USMS). The facility currently houses approximately 120 USMS inmates, some of which will be transferred to other Company facilities. The Company is currently pursuing opportunities to fill the vacant space.

Today the Company announced it was awarded a contract from the state of Kansas under a competitive procurement process. The Company may house up to 250 male inmates for the state of Kansas at its owned and operated 768-bed Kit Carson Correctional Facility located in Burlington, Colorado. The terms of the contract include an initial one-year period, with four (4) one-year renewal options.

Commenting on the Company's financial results, President and CEO, John Ferguson stated, "The Company's second quarter operating results were clearly in line with our expectations, negatively impacted by a reduction in inmate populations at a number of our facilities. As we have stated on many occasions, we believe the underlying trends affecting our business remain quite positive; however, the timing of contract decisions and short-term fluctuations in inmate populations will sometimes affect individual quarter results."

Ferguson continued, "During the quarter we began receiving inmates at our Northeast Ohio facility under our new contract with the Federal Bureau of Prisons. In addition, we began filling recently completed expansion beds at our Houston, Lake City, and Leavenworth facilities. Filling these beds will have a significant positive impact on our earnings for the balance of this year and provide a full-year benefit to the Company in 2006.

Also during the quarter, we entered into new contract arrangements with the Bureau of Immigration and Customs Enforcement at our Elizabeth, New Jersey and San Diego, California facilities. Our Otter Creek, Kentucky facility, which was closed only a few weeks earlier, will now reopen under a new contract with the state of Kentucky. We continue benefiting from relationships with some of our newer customers and believe populations from several of these customers will continue to trend higher over the next several quarters. In addition to these recently completed activities, we continue to pursue a number of new business opportunities at the federal, state and local levels, including the recently announced 1,200-bed request for proposal from the Federal Bureau of Prisons.

Although the first two quarters of 2005 have been negatively impacted by lower inmate populations, we believe that the impact of the aforementioned activity, combined with the lower interest expense resulting from our refinancing activities of the last several quarters, bodes well for the second half of 2005 and 2006."

GUIDANCE

The Company expects diluted earnings per share for the third quarter of 2005 to be in the range of $0.47 to $0.50. Expectations for the fourth quarter are in the range of $0.56 to $0.59 resulting in guidance for the full year EPS in the range of $1.75 to $1.81 excluding expenses associated with debt refinancing transactions ($0.57 per diluted share for the six months ended June 30, 2005). Although the accounting for share-based payments for the implementation of the Statement of Financial Accounting Standards No. 123R has been delayed until 2006, the Company's full year guidance for 2005 includes expenses totaling approximately $0.03 per diluted share, net of taxes, for the amortization of restricted stock issued to employees who have historically been granted stock options.

                                     -more-

                                                 CCA 2005 Second Quarter Results
                                                                          Page 5

During 2005, the Company expects to invest approximately $126.7 million in capital expenditures, consisting of approximately $81.0 million in prison construction and expansion, $24.3 million in maintenance capital expenditures and approximately $21.4 million in information technology.

SUPPLEMENTAL FINANCIAL INFORMATION AND INVESTOR PRESENTATIONS

The Company has made available on its website supplemental financial information and other data for the three and six months ended June 30, 2005. The Company does not undertake any obligation, and disclaims any duty, to update any of the information disclosed in this report. Interested parties may access this information through the Company's website at www.correctionscorp.com under "Financial Information" of the Investor section.

The Company's management may meet with investors from time to time during the third quarter of 2005. Written materials used in the investor presentation will also be available on the Company's website beginning August 17, 2005. Interested parties may access this information through the Company's website at www.correctionscorp.com under "Webcasts" of the Investor section.

WEBCAST AND REPLAY INFORMATION

The Company will host a webcast conference call at 2:00 p.m. Central Time (3:00 p.m. Eastern Time) today to discuss its 2005 second quarter financial results. To listen to this discussion, please access "Webcasts" on the Investor page at www.correctionscorp.com. The conference call will be archived on the Company's website following the completion of the call. In addition, a telephonic replay will begin today at 4:00 p.m. Central Time through 11:59 p.m. Central Time on August 11, 2005, by dialing 1-800-405-2236, pass code 11034556.

ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. The Company currently operates 63 facilities, including 39 company-owned facilities, with a total design capacity of approximately 69,000 beds in 19 states and the District of Columbia. The Company specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in the Company's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and

                                     -more-

                                                 CCA 2005 Second Quarter Results
                                                                          Page 6

detention industry, the public acceptance of the Company's services and the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (iii) the Company's ability to obtain and maintain correctional facility management contracts, including as the result of sufficient governmental appropriations and as the result of inmate disturbances; (iv) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond the Company's control, such as weather, labor conditions and material shortages, resulting in increased construction costs; and (v) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.

                                     -more-

                                                 CCA 2005 Second Quarter Results
                                                                          Page 7

              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                JUNE 30,     December 31,
                              ASSETS                                              2005          2004
---------------------------------------------------------------------------   -----------    ------------
Cash and cash equivalents                                                     $    45,951    $     50,938
Restricted cash                                                                    11,094          12,965
Investments                                                                         8,816           8,686
Accounts receivable, net of allowance of $1,720 and $1,380, respectively          173,023         155,926
Deferred tax assets                                                                50,271          56,410
Prepaid expenses and other current assets                                          26,456          16,636
Current assets of discontinued operations                                               -             727
                                                                              -----------    ------------
         Total current assets                                                     315,611         302,288

Property and equipment, net                                                     1,677,577       1,660,010

Investment in direct financing lease                                               16,713          17,073
Goodwill                                                                           15,425          15,563
Other assets                                                                       26,619          28,144
                                                                              -----------    ------------

         Total assets                                                         $ 2,051,945    $  2,023,078
                                                                              ===========    ============

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                         $   170,420    $    146,751
Income taxes payable                                                                2,058          22,207
Current portion of long-term debt                                                  21,883           3,182
Current liabilities of discontinued operations                                          -             125
                                                                              -----------    ------------
         Total current liabilities                                                194,361         172,265

Long-term debt, net of current portion                                            964,694         999,113
Deferred tax liabilities                                                            9,381          14,132
Other liabilities                                                                  21,083          21,574
                                                                              -----------    ------------

         Total liabilities                                                      1,189,519       1,207,084
                                                                              -----------    ------------

Commitments and contingencies

Common stock - $0.01 par value; 80,000 shares authorized; 39,369 and 35,415 shares issued and outstanding at June 30, 2005 and

   December 31, 2004, respectively                                                    394             354
Additional paid-in capital                                                      1,497,955       1,451,885
Deferred compensation                                                              (7,338)         (1,736)
 Retained deficit                                                                (628,585)       (634,509)
                                                                              -----------    ------------

         Total stockholders' equity                                               862,426         815,994
                                                                              -----------    ------------

         Total liabilities and stockholders' equity                           $ 2,051,945    $  2,023,078
                                                                              ===========    ============

                                     -more-

                                                 CCA 2005 Second Quarter Results
                                                                          Page 8

              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               FOR THE THREE MONTHS       FOR THE SIX MONTHS
                                                                   ENDED JUNE 30,            ENDED JUNE 30,
                                                              ----------------------    ----------------------
                                                                 2005        2004          2005        2004
                                                              ---------    ---------    ---------    ---------
REVENUE:
  Management and other                                        $ 294,843    $ 286,429    $ 579,801    $ 562,292
  Rental                                                            984          955        1,956        1,903
                                                              ---------    ---------    ---------    ---------
                                                                295,827      287,384      581,757      564,195
                                                              ---------    ---------    ---------    ---------

EXPENSES:
  Operating                                                     228,569      218,123      449,151      428,464
  General and administrative                                     13,587       12,053       26,125       23,022
  Depreciation and amortization                                  14,803       13,162       29,003       26,014
                                                              ---------    ---------    ---------    ---------
                                                                256,959      243,338      504,279      477,500
                                                              ---------    ---------    ---------    ---------

OPERATING INCOME                                                 38,868       44,046       77,478       86,695
                                                              ---------    ---------    ---------    ---------

OTHER EXPENSES:
  Interest expense, net                                          15,544       17,337       32,972       34,978
  Expenses associated with debt refinancing and
     recapitalization transactions                                  237           76       35,269          101
  Other expenses                                                    158          209           34          255
                                                              ---------    ---------    ---------    ---------

                                                                 15,939       17,622       68,275       35,334
                                                              ---------    ---------    ---------    ---------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES            22,929       26,424        9,203       51,361

   Income tax expense                                            (8,066)     (10,931)      (3,279)     (20,906)
                                                              ---------    ---------    ---------    ---------

INCOME FROM CONTINUING OPERATIONS                                14,863       15,493        5,924       30,455

   Income (loss) from discontinued operations, net of taxes           -          (69)           -          153
                                                              ---------    ---------    ---------    ---------

NET INCOME                                                       14,863       15,424        5,924       30,608
  Distributions to preferred stockholders                             -         (648)           -       (1,462)
                                                              ---------    ---------    ---------    ---------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                   $  14,863    $  14,776    $   5,924    $  29,146
                                                              =========    =========    =========    =========

BASIC EARNINGS (LOSS) PER SHARE:
  Income from continuing operations                           $    0.38    $    0.42    $    0.16    $    0.83
  Income (loss) from discontinued operations, net of taxes            -            -            -            -
                                                              ---------    ---------    ---------    ---------
   Net income available to common stockholders                $    0.38    $    0.42    $    0.16    $    0.83
                                                              =========    =========    =========    =========

DILUTED EARNINGS (LOSS) PER SHARE:
  Income from continuing operations                           $    0.37    $    0.38    $    0.15    $    0.74
  Income (loss) from discontinued operations, net of taxes            -            -            -            -
                                                              ---------    ---------    ---------    ---------
   Net income available to common stockholders                $    0.37    $    0.38    $    0.15    $    0.74
                                                              =========    =========    =========    =========

                                     -more-

                                                 CCA 2005 Second Quarter Results
                                                                          Page 9

              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                      (UNAUDITED AND AMOUNTS IN THOUSANDS)

CALCULATION OF ADJUSTED FREE CASH FLOW

                                                                     FOR THE THREE MONTHS     FOR THE SIX MONTHS
                                                                        ENDED JUNE 30,          ENDED JUNE 30,
                                                                     --------------------    --------------------
                                                                       2005        2004        2005        2004
                                                                     --------    --------    --------    --------
Pre-tax income available to common stockholders                      $ 22,929    $ 25,707    $  9,203    $ 50,052
Expenses associated with debt refinancing and recapitalization
 transactions                                                             237          76      35,269         101
Income taxes paid                                                      (1,704)     (2,263)    (15,465)     (2,648)
Depreciation and amortization                                          14,803      13,162      29,003      26,014
Depreciation and amortization for discontinued operations                   -          23           -          41
Income tax (benefit) expense for discontinued operations                    -         (52)          -          96
Amortization of stock-based compensation reflected in G&A expenses        458           -         664           -
Amortization of debt costs and other non-cash interest                  1,327       1,798       2,705       3,674
Maintenance and technology capital expenditures                       (10,619)    (12,687)    (18,251)    (24,508)
                                                                     --------    --------    --------    --------

ADJUSTED FREE CASH FLOW                                              $ 27,431    $ 25,764    $ 43,128    $ 52,822
                                                                     ========    ========    ========    ========

CALCULATION OF ADJUSTED EBITDA

                                                                     FOR THE THREE MONTHS     FOR THE SIX MONTHS
                                                                        ENDED JUNE 30,          ENDED JUNE 30,
                                                                     --------------------    --------------------
                                                                       2005        2004        2005        2004
                                                                     --------    --------    --------    --------
Net income                                                           $ 14,863    $ 15,424    $  5,924    $ 30,608
Interest expense, net                                                  15,544      17,337      32,972      34,978
Depreciation and amortization                                          14,803      13,162      29,003      26,014
Income tax expense                                                      8,066      10,931       3,279      20,906
(Income) loss from discontinued operations, net of taxes                    -          69           -        (153)
                                                                     --------    --------    --------    --------

EBITDA                                                               $ 53,276    $ 56,923    $ 71,178    $112,353

Expenses associated with debt refinancing and recapitalization
 transactions                                                             237          76      35,269         101
                                                                     --------    --------    --------    --------
ADJUSTED EBITDA                                                      $ 53,513    $ 56,999    $106,447    $112,454
                                                                     ========    ========    ========    ========

CALCULATION OF ADJUSTED DILUTED EARNINGS PER SHARE

                                                                                 FOR THE SIX MONTHS ENDED
                                                                                        JUNE 30, 2005
                                                                                 ------------------------
Net income available to common stockholders                                              $  5,924
Expenses associated with debt refinancing and recapitalization transactions                35,269
Income tax benefit for expenses associated with debt refinancing transactions             (12,566)
                                                                                         --------
Adjusted net income available to common stockholders                                       28,627
Interest expense applicable to convertible notes, net of taxes                                128
                                                                                         --------

Diluted adjusted net income available to common stockholders                             $ 28,755
                                                                                         ========

Weighted average common shares outstanding - basic                                         37,729
Effect of dilutive securities:
   Stock options and warrants                                                               1,219
   Convertible notes                                                                        1,096
   Restricted stock-based compensation                                                         91
                                                                                         --------
Weighted average shares and assumed conversions -  diluted                                 40,135
                                                                                         ========
ADJUSTED DILUTED EARNINGS PER SHARE                                                      $   0.72
                                                                                         ========

                                     -more-

                                                 CCA 2005 Second Quarter Results
                                                                         Page 10

              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                   NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Net income excluding special charges, Adjusted EBITDA and Adjusted free cash flow are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company's results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts' disclosures of its results of operations on the same basis as that used by management.

Management and investors review both the Company's overall performance (including GAAP EPS, net income, and Adjusted free cash flow) and the operating performance of the Company's correctional facilities (Adjusted EBITDA). Adjusted EBITDA is useful as a supplemental measure of the performance of the Company's correctional facilities because it does not take into account depreciation and amortization or the impact of the Company's financing strategies or tax provisions. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company's correctional facilities, management believes that assessing performance of the Company's correctional facilities without the impact of depreciation or amortization is useful. The calculation of Adjusted free cash flow substitutes capital expenditures incurred to maintain the functionality and condition of the Company's correctional facilities in lieu of a provision for depreciation; Adjusted free cash flow also excludes certain other non-cash expenses that do not affect the Company's ability to service debt.

The Company may make adjustments to GAAP net income, Adjusted EBITDA and Adjusted free cash flow from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, such as the special charge in the preceding calculation of earnings per diluted share excluding special charges, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Other companies may calculate Adjusted EBITDA and Adjusted free cash flow differently than the Company does, or adjust for other items, and therefore comparability may be limited. EPS excluding special charges, Adjusted EBITDA and Adjusted free cash flow are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of the Company's operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company's consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

                                      ###